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Exhibit 4.38

FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND CONSENT

        This FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND CONSENT dated as of December 27, 2002 (this "Amendment"), among Alternative Resources Corporation, a Delaware corporation (the "Company"), with headquarters located at 600 Hart Road, Suite 300, Barrington, Illinois 60010, Wynnchurch Capital Partners, L.P., a Delaware limited partnership and Wynnchurch Capital Partners Canada, L.P., an Alberta, Canada limited partnership (each a "Purchaser," and collectively, the "Purchasers"), amends the Securities Purchase Agreement dated as of January 31, 2002, as amended by the First Amendment to Securities Purchase Agreement and Waiver dated August 8, 2002, the Second Amendment to Securities Purchase Agreement dated August 30, 2002, and the Third Amendment to Securities Purchase Agreement and Waiver dated as of November 14, 2002 (such Securities Purchase Agreement, as so amended, the "Securities Purchase Agreement"), each among the Company and the Purchasers.

        WHEREAS, ARC Service, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Service") has organized ARC Technology Management LLC, a Delaware limited liability company ("Technology"), ARC Staffing Management LLC, a Delaware limited liability company ("Staffing"), and ARC Shared Services LLC, a Delaware limited liability company ("Shared Services" and, together with Technology and Staffing, the "New Subsidiaries") as wholly-owned subsidiaries;

        WHEREAS, subsection 7.6(f) of the Securities Purchase Agreement requires the consent of the Purchasers in order for the Company or any of its subsidiaries to form or acquire any subsidiary (except as permitted in Section 8.4(a) or (c) of the Credit Agreement); and

        WHEREAS, Service has sought, and the Purchasers are willing to grant, such consent, subject to the terms, conditions and limitations set forth herein;

        NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

        1.    Capitalized Terms.

        Capitalized terms used herein which are defined in the Securities Purchase Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby. The Securities Purchase Agreement, together with the Notes, the Warrants, the Subordination Agreement, the Company Security Agreement, the Guaranty executed and delivered by the subsidiaries of the Company, the Guarantor Security Agreement executed and delivered by the subsidiaries of the Company, the Pledge Agreement executed by Services and any other related documents, in each case as the same have been amended, modified or supplemented to date, are referred to herein as the "Subordinated Debt Documents."

        2.    Consent to Form New Subsidiaries.

        Subject to the satisfaction of the terms and conditions set forth in Section 5 hereof, the Purchasers hereby consent to Service's formation of the New Subsidiaries. The parties agree that nothing herein shall be construed as a consent to any other action or condition of the Company or any of its subsidiaries, including the formation of any subsidiary other than the New Subsidiaries.

        3.    Amendments.

        Subject to the satisfaction of the terms and conditions set forth in Section 5 hereof, the Company and the Purchasers agree that the Securities Purchase Agreement is hereby amended, effective as of the date hereof, as follows:

          (a)    Use of the Term "Subsidiary".    Any reference to a "subsidiary" or the "subsidiaries" of the Company in the securities Purchase Agreement or any other document or instrument delivered in connection therewith shall be understood to mean a direct or indirect subsidiary, whenever the context so permits.

          (b)    Amendment to Section 3.1 of the Securities Purchase Agreement.    Section 3.1 of the Securities Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

            "3.1    Organization and Qualification.    The Company and its subsidiaries, ARC Service, Inc. ("Service"), ARC Solutions, Inc. ("Solutions") and ARC Midholding, Inc. ("Midholding"), are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company's subsidiary, Writers, Inc. ("Writers"), is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Service's subsidiaries, ARC Technology Management LLC ("Technology"), ARC Staffing Management LLC ("Staffing") and ARC Shared Services LLC ("Shared Services") are each a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware. The Company and each of its subsidiaries has, as the case may be, the requisite corporate or limited liability power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or is in the process of becoming qualified as a foreign corporation or limited liability company to do business and is in good standing or is in the process of becoming in good standing in every jurisdiction where the failure to so qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the business, operations, properties, financial condition, operating results or prospect of the Company and its subsidiaries, taken as a whole on a consolidated basis, and (ii) the ability of the Company to perform its obligations under this Agreement, the Notes, the Warrants, the Security Agreements or the Registration Rights Agreement, including any exhibits thereto (collectively the "Investment Agreements"). The Company has no direct subsidiaries, except for Service, Solutions, Midholding and Writers. The Company has no indirect subsidiaries except for Technology, Staffing and Shared Services. All of the Company's direct subsidiaries are one hundred percent (100%) owned by the Company. All of the Company's indirect subsidiaries are one hundred percent (100%) owned by Service. Except as provided on Schedule 3.1, the Company has no investments, either debt or equity, in any other entity. There are two (2) vacancies on the Company's Board of Directors."

          (c)    Amendment to Section 3.2(b) of the Securities Purchase Agreement.    Section 3.2.(b) of the Securities Purchase Agreement is hereby deleted in its entirety and the following is substituted therefor:

            "(b) Each subsidiary of the Company has, as the case may be, the requisite corporate or limited liability power and authority to enter into and perform its obligations under each of the Security Agreements to which it is a party. Such subsidiaries' execution, delivery and performance of such Security Agreements and the consummation by it of each of the transactions contemplated thereby have been duly authorized by all necessary corporate or limited liability action, as the case may be, and no further consent or authorization of such subsidiary, its board of directors or manager, or its stockholders or members or any other person, body or agency, is required with respect to any of the transactions contemplated hereby or thereby."

          (d)    Amendment to Exhibit 3.1 of the Securities Purchase Agreement.    Exhibit 3.1 of the Securities Purchase Agreement is hereby deleted in its entirety and Exhibit 3.1 attached hereto is substituted therefor.

        4.    No Default; Representations and Warranties, etc.

        The Company hereby represents, warrants and confirms that: (a) the representations and warranties of the Company contained in Article 3 of the Securities Purchase Agreement, as amended by this Amendment, are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) after giving effect to this Amendment, the Company is in compliance with all of the terms and provisions set forth in the Securities Purchase Agreement and the other Subordinated Debt Documents; (c) after giving effect to this Amendment, no Event of Default (as defined in the Notes) has occurred and is continuing; and (d) the execution, delivery and performance by the Company of this Amendment (i) have been duly authorized by all necessary action on the part of the Company, (ii) will not violate any applicable law or regulation or the organizational documents of the Company or any of its subsidiaries, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on the Company or any of its assets, including without limitation, the Credit Agreement or any other Loan Document (as defined in the Credit Agreement), and (iv) do not require any consent, waiver or approval of or by any person (other than the Purchasers) which has not been obtained.

        5.    Conditions to Effectiveness.

        The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

          (a)  The Purchasers shall have received counterparts of this Amendment duly executed by the Company;

          (b)  The Purchasers shall have received counterparts of a Pledge Agreement duly executed by Service pledging Service's equity interests in the New Subsidiaries;

          (c)  The Purchasers shall have received counterparts of the Joinder Agreement and First Amendment to Guaranty and Security Agreement duly executed by each subsidiary;

          (d)  The Purchasers shall have received a Certificate of the Secretary of the Company, certifying that this Amendment has been duly authorized by the Board of Directors of the Company;

          (e)  The Purchasers shall have received a Certificate of the Secretary of each of the subsidiaries which is a corporation, certifying that the Joinder Agreement and First Amendment to Guaranty and Security Agreement and, in the case of Services, the Pledge Agreement in favor of the Purchasers, have been duly authorized by the Board of Directors of each such corporation;

          (f)    The Purchasers shall have received a Certificate of the Manager of each of the New Subsidiaries, certifying that attached thereto are true and complete copies with respect to such New Subsidiary of the certificates of formation, limited liability company agreements and manager's consent to the execution of the Joinder Agreement and First Amendment to Guaranty and Security Agreement;

          (g)  The Company shall have delivered to the Purchasers evidence that Lender has executed and delivered to the Company a written amendment and waiver with respect to the Loan Documents (as defined in the Credit Agreement), in form and substance reasonably acceptable to the Purchasers; and

          (h)  The Company shall have reimbursed the Purchasers for all reasonable costs and expenses, including reasonable legal fees and disbursements, incurred by the Purchasers in connection with this Amendment and the transactions contemplated hereby.

        6.    Miscellaneous.

        (a)  Except as specifically amended hereby or by the Joinder Agreement and First Amendment to Guaranty and Security Agreement, all of the terms and provisions of the Securities Purchase Agreement, the other Subordinated Debt Documents and all related documents, shall remain in full force and effect.

        (b)  This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

        (c)  This Amendment shall be governed by the laws of the State of Illinois and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Left Intentionally Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:
ALTERNATIVE RESOURCES CORPORATION
By:

Name:

Title:

PURCHASERS:
WYNNCHURCH CAPITAL PARTNERS, L.P.
By:	Wynnchurch Partners, L.P., its general partner
By:	Wynnchurch Management Inc., its general partner
By:

Name:

Title:

WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.
By:	Wynnchurch Partners Canada, L.P., its general partner
By:	Wynnchurch GP Canada, Inc., its general partner
By:

Name:

Title:

EXHIBIT 3.1
Organization and Qualification

Entity Name	Jurisdiction of Organization
Alternative Resources Corporation	Delaware
ARC Service, Inc.	Delaware
ARC Solutions, Inc.	Delaware
ARC Midholding, Inc.	Delaware
Writers Inc.	California
ARC Technology Management LLC	Delaware
ARC Staffing Management LLC	Delaware
ARC Shared Services LLC	Delaware

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FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND CONSENT